UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2014 Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”), the Company’s shareowners approved The Coca-Cola Company 2014 Equity Plan (the “Equity Plan”). On February 19, 2014, the Compensation Committee recommended to the Board of Directors that it adopt the Equity Plan and on February 20, 2014, the Board of Directors adopted the Equity Plan, subject to shareowner approval at the 2014 Annual Meeting of Shareowners. The effective date of the Equity Plan is February 20, 2014.

The Equity Plan will be administered by the Compensation Committee of the Board of Directors, which is comprised of independent Directors. The Equity Plan authorizes the following types of awards to be made to employees, officers or Directors of the Company and its consolidated subsidiaries, as designated by the Compensation Committee: (1) stock options, (2) stock appreciation rights, or SARs, (3) restricted stock and restricted stock units, (4) performance awards, including qualified performance-based awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, and (5) other stock-based awards, in the discretion of the Compensation Committee, including unrestricted stock grants.

Subject to adjustment as provided in the Equity Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the Equity Plan is 500,000,000. Each share issued pursuant to a stock option or SAR will reduce the number of shares available under the Equity Plan by one share, and each share issued pursuant to awards other than stock options and SARs will reduce the number of shares available by five shares.

Additional details of the Equity Plan are included in the 2014 Proxy Statement, under the heading “Item 3 – Approval of The Coca-Cola Company 2014 Equity Plan.” The foregoing summary is qualified in its entirety by the full text of the Equity Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Shareowners of the Company was held on Wednesday, April 23, 2014, in Atlanta, Georgia. The results of the matters submitted to a vote of the shareowners at the meeting are set forth below. Pursuant to Delaware law and the Company’s By-Laws, abstentions and broker non-votes are not considered votes cast and do not affect the outcome of the votes. Therefore, only votes for and against each matter are included in the percentages below.

1

(b) Item 1. Election of Directors. Shareowners elected each of the persons named below as Directors for a term expiring in 2015 as follows:

	FOR	% FOR	AGAINST	% AGAINST	ABSTENTIONS	BrOker Non-Votes
Herbert A. Allen	2,992,308,077	98.57	43,472,041	1.43	8,822,720	641,901,782
Ronald W. Allen	2,922,560,489	96.31	111,938,831	3.69	10,103,850	641,901,782
Ana Botín	3,012,190,344	99.23	23,465,853	0.77	8,946,944	641,901,782
Howard G. Buffett	3,013,194,921	99.25	22,875,379	0.75	8,524,954	641,901,782
Richard M. Daley	2,993,318,361	98.62	41,815,940	1.38	9,455,040	641,901,782
Barry Diller	2,712,428,361	89.37	322,543,896	10.63	9,623,112	641,901,782
Helene D. Gayle	2,984,495,886	98.33	50,761,286	1.67	9,337,151	641,901,782
Evan G. Greenberg	3,013,588,422	99.29	21,551,819	0.71	9,454,644	641,901,782
Alexis M. Herman	2,964,682,264	97.68	70,352,390	2.32	9,560,715	641,901,782
Muhtar Kent	2,938,791,502	97.00	90,917,911	3.00	14,874,838	641,901,782
Robert A. Kotick	3,018,878,709	99.48	15,812,314	0.52	9,911,907	641,901,782
Maria Elena Lagomasino	2,958,495,229	97.46	77,027,564	2.54	9,080,576	641,901,782
Sam Nunn	2,981,523,211	98.24	53,338,125	1.76	9,740,248	641,901,782
James D. Robinson III	2,957,131,585	97.45	77,224,767	2.55	10,247,017	641,901,782
Peter V. Ueberroth	2,983,218,140	98.27	52,587,442	1.73	8,788,235	641,901,782

Item 2. Advisory Vote to Approve Executive Compensation. Votes regarding the advisory vote to approve executive compensation were as follows:

Votes Cast For:	2,738,200,959	90.87%
Votes Cast Against:	275,156,331	9.13%
Abstentions:	31,239,487
Broker Non-Votes:	641,901,782

Item 3. Approval of The Coca-Cola Company 2014 Equity Plan. Votes to approve The Coca-Cola Company 2014 Equity Plan were as follows:

Votes Cast For:	2,192,692,667	83.16%
Votes Cast Against:	444,087,921	16.84%
Abstentions:	407,773,514
Broker Non-Votes:	641,901,782

2

Item 4. Ratification of the Appointment of Ernst & Young LLP as Independent Auditor. Votes regarding the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending December 31, 2014 were as follows:

Votes Cast For:	3,636,042,834	99.09%
Votes Cast Against:	33,423,858	0.91%
Abstentions:	16,936,759
Broker Non-Votes:	N/A

Item 5. Shareowner Proposal Regarding an Independent Board Chairman. Votes on a shareowner proposal regarding an independent Board chairman were as follows:

Votes Cast For:	971,815,804	32.13%
Votes Cast Against:	2,052,834,144	67.87%
Abstentions:	19,945,301
Broker Non-Votes:	641,901,782

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	The Coca-Cola Company 2014 Equity Plan
3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: April 23, 2014	By:	/s/ Bernhard Goepelt
Bernhard Goepelt Senior Vice President, General Counsel and Chief Legal Counsel
4